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Exhibit (h-3)
                               AMENDED SCHEDULE A

                        TO THE FUND ACCOUNTING AGREEMENT
                                     BETWEEN
                              PACIFIC CAPITAL FUNDS
                                       AND
                         BISYS FUND SERVICES OHIO, INC.

                                      FUNDS

     -    Diversified Fixed Income Fund

     -    Value Fund

     -    Growth and Income Fund

     -    Growth Stock Fund

     -    International Stock Fund

     -    New Asia Growth Fund

     -    Short Intermediate U.S. Government Securities Fund

     -    Tax-Free Securities Fund

     -    Tax-Free Short Intermediate Securities Fund

     -    Ultra Short Government Fund

     -    Small Cap Fund

     As of September 23, 2003